UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VERINT SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Commencing on October 30, 2025, Verint Systems Inc. plans to provide the following communication to its stockholders.

October 30, 2025

Dear Fellow Stockholder:

We previously sent you proxy materials for the important special meeting of stockholders of Verint Systems Inc. to be held on November 18, 2025, in connection with the proposed merger with Thoma Bravo (the “Merger”).

Your Board of Directors unanimously recommends that you vote FOR the Merger and related proposals.

Your vote is very important. Please note that failing to vote will have the same effect as a vote against the Merger. If you have not already done so, please vote TODAY via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided.

On behalf of Verint Systems Inc., thank you for your support.

Sincerely,

Dan Bodner

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY!

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

1 (877) 825-8621 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the transaction between Verint Systems Inc., Calabrio Inc. and Viking Merger Sub, Inc. In connection with the transaction, Verint filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on October 20, 2025 relating to the special meeting of stockholders scheduled for November 18, 2025. Verint may also file other documents with the SEC regarding the transaction. This document is not a substitute for the definitive proxy statement or any other documents that Verint may file with the SEC. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of the definitive proxy statement and other documents filed by Verint with the SEC at the SEC’s website at www.sec.gov, at Verint’s website at www.verint.com or by sending a written request to Verint in care of the Corporate Secretary, at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747.

Participants in the Solicitation

The directors and executive officers of Verint, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Verint’s directors and executive officers is contained in the definitive proxy statement related to the special meeting of stockholders filed with the SEC on October 20, 2025. Investors may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction, including the interests of Verint’s directors and executive officers in the transaction, which may be different than those of Verint’s stockholders generally, by reading the definitive proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.